UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2012

Flying Eagle PU Technical Corporation
 (Exact name of registrant as specified in its charter)

Oklahoma (State or Other Jurisdiction of Incorporation)	000-18344 (Commission File Number)	73-1275261 (IRS Employer Identification No.)

Long Shan Development Area Han Jiang Town, ShiShi City Fujian, PRC (Address of Principal Executive Offices)	N/A (Zip Code)

86-13505080536
(Registrant’s telephone number, including area code)

Sooner Holdings Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

section 8.01 – other events

Item 8.01 Other Events.

On January 30, 2012, Flying Eagle PU Technical Corporation, an Oklahoma corporation (the “Company”) issued a press release regarding its name change from Sooner Holdings, Inc. to Flying Eagle PU Technical Corporation and the completion of a reverse stock split on a 1 for 18.290691235 shares basis. The press release is attached as Exhibit 99.1 to this current report and is incorporated herein by this reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated January 30, 2011 titled “Sooner Holdings, Inc. Announces Reverse Stock Split, Name Change to “Flying Eagle PU Technical Corporation " and New Trading Symbol (OTCBB: FEPU)”

The information set forth under Items 8.01 of this Form 8-K and Exhibit 99.1 attached hereto are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report constitute “forward-looking statements” defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flying Eagle PU Technical Corporation,
a Oklahoma Corporation

Dated: January 30, 2012	/s/ Ang Kang Han
Ang Kang Han, President